Exhibit 99.1
PCB Bancorp Reports Earnings of $4.7 million for Q1 2024
Los Angeles, California - April 25, 2024 - PCB Bancorp (the “Company”) (NASDAQ: PCB), the holding company of PCB Bank (the “Bank”), today reported net income of $4.7 million, or $0.33 per diluted common share, for the first quarter of 2024, compared with $5.9 million, or $0.41 per diluted common share, for the previous quarter and $10.3 million, or $0.70 per diluted common share, for the year-ago quarter.
Q1 2024 Highlights
•Net income totaled $4.7 million, or $0.33 per diluted common share;
•Recorded a provision (reversal) for credit losses of $1.1 million for the current quarter compared with $1.7 million for the previous quarter and $(2.8) million for the year-ago quarter;
•Allowance for Credit Losses (“ACL”) on loans to loans held-for-investment ratio was 1.18% at March 31, 2024 compared with 1.19% at December 31, 2023 and 1.18% at March 31, 2023;
•Net interest income was $21.0 million for the current quarter compared with $21.9 million for the previous quarter and $22.4 million for the year-ago quarter. Net interest margin was 3.10% for the current quarter compared with 3.40% for the previous quarter and 3.79% for the year-ago quarter;
•Gain on sale of loans was $1.1 million for the current quarter compared with $803 thousand for the previous quarter and $1.3 million for the year-ago quarter;
•Total assets were $2.85 billion at March 31, 2024, an increase of $64.8 million, or 2.3%, from $2.79 billion at December 31, 2023, and an increase of $353.8 million, or 14.1%, from $2.50 billion at March 31, 2023;
•Loans held-for-investment were $2.40 billion at March 31, 2024, an increase of $74.5 million, or 3.2%, from $2.32 billion at December 31, 2023, and an increase of $305.5 million, or 14.6%, from $2.09 billion at March 31, 2023; and
•Total deposits were $2.40 billion at March 31, 2024, an increase of $51.2 million, or 2.2%, from $2.35 billion at December 31, 2023, and an increase of $261.2 million, or 12.2%, from $2.14 billion at March 31, 2023.
“PCB continued to deliver strong first quarter results with momentum in loan and deposit growth stemming from our ongoing focus on relationship banking and strategic expansions, while maintaining very strong credit metrics,” said Henry Kim, President and Chief Executive Officer. “Currently, we are successfully undergoing our core system conversion that will enhance operational efficiency, functionality, and customer experience.”
“Our first quarter net income of $4.7 million included a total of $1.8 million in non-recurring expenses consisting of core conversion charges of $1.0 million and a SBA recovery demand of $815 thousand. During the quarter loan balance increased 3.1% to $2.4 billion, deposit balance increased 2.2% to $2.4 billion, and we continued to maintain robust ACL to loans ratio of 1.18%, and non-performing assets and classified assets to total assets ratios of 0.17% and 0.27%, respectively. The persistently higher interest rate environment and its effect on our funding costs resulted in further compression in our net interest margin during the quarter. However, we feel that our funding costs have peaked in the first quarter and our net interest margin is at near the bottom.”
Mr. Kim added, “As we look ahead for the rest of the year, PCB continues to be well positioned to deliver solid financial results with strong balance sheet growth and maintain sound asset quality with robust capital levels that are above our peers to operate in uncertain economic circumstances.”

Financial Highlights (Unaudited)

($ in thousands, except per share data)	Three Months Ended
	3/31/2024	12/31/2023	% Change	3/31/2023	% Change
Net income	$4,685	$5,908	(20.7)%	$10,297	(54.5)%
Diluted earnings per common share	$0.33	$0.41	(19.5)%	$0.70	(52.9)%

Net interest income	$20,999	$21,924	(4.2)%	$22,414	(6.3)%
Provision (reversal) for credit losses	1,090	1,698	(35.8)%	(2,778)	NM
Noninterest income	2,945	2,503	17.7%	3,021	(2.5)%
Noninterest expense	16,352	14,469	13.0%	13,754	18.9%

Return on average assets (1)	0.67%	0.89%		1.69%
Return on average shareholders’ equity (1)	5.39%	6.82%		12.46%
Return on average tangible common equity (“TCE”) (1),(2)	6.72%	8.54%		15.70%
Net interest margin (1)	3.10%	3.40%		3.79%
Efficiency ratio (3)	68.29%	59.23%		54.08%

($ in thousands, except per share data)	3/31/2024	12/31/2023	% Change	3/31/2023	% Change
Total assets	$2,854,292	$2,789,506	2.3%	$2,500,524	14.1%
Net loans held-for-investment	2,369,632	2,295,919	3.2%	2,067,748	14.6%
Total deposits	2,402,840	2,351,612	2.2%	2,141,689	12.2%
Book value per common share (4)	$24.54	$24.46		$23.56
TCE per common share (2)	$19.69	$19.62		$18.72
Tier 1 leverage ratio (consolidated)	12.73%	13.43%		13.90%
Total shareholders’ equity to total assets	12.26%	12.51%		13.47%
TCE to total assets (2), (5)	9.84%	10.03%		10.71%

(1)Ratios are presented on an annualized basis.
(2)Non-GAAP. See “Non-GAAP Measures” for reconciliation of this measure to its most comparable GAAP measure.
(3)Calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
(4)Calculated by dividing total shareholders’ equity by the number of outstanding common shares.
(5)The Company did not have any intangible asset component for the presented periods.

Result of Operations (Unaudited)
Net Interest Income and Net Interest Margin
The following table presents the components of net interest income for the periods indicated:

	Three Months Ended
($ in thousands)	3/31/2024	12/31/2023	% Change	3/31/2023	% Change
Interest income/expense on
Loans	$39,251	$37,189	5.5%	$31,229	25.7%
Investment securities	1,246	1,271	(2.0)%	1,102	13.1%
Other interest-earning assets	3,058	2,491	22.8%	2,205	38.7%
Total interest-earning assets	43,555	40,951	6.4%	34,536	26.1%
Interest-bearing deposits	21,967	18,728	17.3%	11,913	84.4%
Borrowings	589	299	97.0%	209	181.8%
Total interest-bearing liabilities	22,556	19,027	18.5%	12,122	86.1%
Net interest income	$20,999	$21,924	(4.2)%	$22,414	(6.3)%
Average balance of
Loans	$2,370,027	$2,242,457	5.7%	$2,072,415	14.4%
Investment securities	140,459	139,227	0.9%	142,079	(1.1)%
Other interest-earning assets	217,002	175,336	23.8%	186,809	16.2%
Total interest-earning assets	$2,727,488	$2,557,020	6.7%	$2,401,303	13.6%
Interest-bearing deposits	$1,827,209	$1,650,132	10.7%	$1,410,812	29.5%
Borrowings	42,187	21,000	100.9%	15,811	166.8%
Total interest-bearing liabilities	$1,869,396	$1,671,132	11.9%	$1,426,623	31.0%
Total funding (1)	$2,412,207	$2,249,026	7.3%	$2,114,198	14.1%
Annualized average yield/cost of
Loans	6.66%	6.58%		6.11%
Investment securities	3.57%	3.62%		3.15%
Other interest-earning assets	5.67%	5.64%		4.79%
Total interest-earning assets	6.42%	6.35%		5.83%
Interest-bearing deposits	4.84%	4.50%		3.42%
Borrowings	5.62%	5.65%		5.36%
Total interest-bearing liabilities	4.85%	4.52%		3.45%
Net interest margin	3.10%	3.40%		3.79%
Cost of total funding (1)	3.76%	3.36%		2.33%
Supplementary information
Net accretion of discount on loans	$573	$806	(28.9)%	$671	(14.6)%
Net amortization of deferred loan fees	$334	$449	(25.6)%	$175	90.9%

(1)Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.

Loans. The increase in average yield for the current quarter was primarily due to increases in overall interest rates on loans, partially offset by decreases in accretion of discount on loans and prepayment fees.
The following table presents a composition of total loans by interest rate type accompanied with the weighted-average contractual rates as of the dates indicated:

	3/31/2024		12/31/2023		3/31/2023
	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate
Fixed rate loans	20.0%	4.92%	21.2%	4.86%	23.4%	4.64%
Hybrid rate loans	38.6%	5.01%	39.0%	4.93%	39.0%	4.51%
Variable rate loans	41.4%	8.46%	39.8%	8.51%	37.6%	8.26%

Investment Securities. The decrease in average yield for the current quarter compared with the previous quarter was primarily due to a decrease in average balance of net unrealized losses on investment securities. The increase for the current quarter compared with the year-ago quarter was primarily due to higher yield on newly purchased investment securities.
Other Interest-Earning Assets. The increase in average yield for the current quarter was primarily due to increases in interest rate on cash held at the Federal Reserve Bank and dividends received on Federal Home Loan Bank stock.
Interest-Bearing Deposits. The increase in average cost for the current quarter was primarily due to an increase in market rates.
Provision (Reversal) for Credit Losses
The following table presents a composition of provision (reversal) for credit losses for the periods indicated:

	Three Months Ended
($ in thousands)	3/31/2024	12/31/2023	% Change	3/31/2023	% Change
Provision (reversal) for credit losses on loans	$922	$1,935	(52.4)%	$(2,417)	(138.1)%
Provision (reversal) for credit losses on off-balance sheet credit exposure	168	(237)	(170.9)%	(361)	NM
Total provision (reversal) for credit losses	$1,090	$1,698	(35.8)%	$(2,778)	(139.2)%

The provision for credit losses on loans for the current quarter was primarily due to an increase in loan held-for-investment.

Noninterest Income
The following table presents the components of noninterest income for the periods indicated:

	Three Months Ended
($ in thousands)	3/31/2024	12/31/2023	% Change	3/31/2023	% Change
Gain on sale of loans	$1,078	$803	34.2%	$1,309	(17.6)%
Service charges and fees on deposits	378	391	(3.3)%	344	9.9%
Loan servicing income	919	751	22.4%	860	6.9%
Bank-owned life insurance income	228	202	12.9%	180	26.7%
Other income	342	356	(3.9)%	328	4.3%
Total noninterest income	$2,945	$2,503	17.7%	$3,021	(2.5)%

Gain on Sale of Loans. The following table presents information on gain on sale of loans for the periods indicated:

	Three Months Ended
($ in thousands)	3/31/2024	12/31/2023	% Change	3/31/2023	% Change
Gain on sale of SBA loans
Sold loan balance	$19,414	$20,751	(6.4)%	$27,133	(28.4)%
Premium received	1,596	1,250	27.7%	2,041	(21.8)%
Gain recognized	1,078	803	34.2%	1,309	(17.6)%

Loan Servicing Income. The following table presents information on loan servicing income for the periods indicated:

	Three Months Ended
($ in thousands)	3/31/2024	12/31/2023	% Change	3/31/2023	% Change
Loan servicing income
Servicing income received	$1,293	$1,290	0.2%	$1,284	0.7%
Servicing assets amortization	(374)	(539)	(30.6)%	(424)	(11.8)%
Loan servicing income	$919	$751	22.4%	$860	6.9%
Underlying loans at end of period	$540,039	$532,231	1.5%	$540,502	(0.1)%

The Company services SBA loans and certain residential property loans sold to the secondary market.

Noninterest Expense
The following table presents the components of noninterest expense for the periods indicated:

	Three Months Ended
($ in thousands)	3/31/2024	12/31/2023	% Change	3/31/2023	% Change
Salaries and employee benefits	$9,218	$8,397	9.8%	$8,928	3.2%
Occupancy and equipment	2,358	2,145	9.9%	1,896	24.4%
Professional fees	1,084	898	20.7%	732	48.1%
Marketing and business promotion	319	772	(58.7)%	372	(14.2)%
Data processing	402	393	2.3%	412	(2.4)%
Director fees and expenses	232	207	12.1%	180	28.9%
Regulatory assessments	298	285	4.6%	155	92.3%
Other expense	2,441	1,372	77.9%	1,079	126.2%
Total noninterest expense	$16,352	$14,469	13.0%	$13,754	18.9%

Salaries and Employee Benefits. The increase for the current quarter compared with the previous quarter was primarily due to increases in vacation accrual and other employee benefits. The increase for the current quarter compared with the year-ago quarter was primarily due to increases in salaries and incentives tied to sales of SBA loans originated at loan production offices, partially offset by decreases in bonus and vacation accruals. The number of full-time equivalent employees was 272, 270 and 276 as of March 31, 2024, December 31, 2023 and March 31, 2023, respectively.
Occupancy and Equipment. The increase for the current quarter was primarily due to an expansion of headquarters location in the second half of 2023 and the preparation of a relocation of a regional office and two branches into one location in Orange County, California.
Professional Fees. The increase for the current quarter was primarily due to increases in professional fees related to a core system conversion that was completed in April 2024.
Marketing and Business Promotion. The decrease for the current quarter compared with the previous quarter was primarily due to the Company’s 20th anniversary celebration during the previous quarter.
Other Expense. The increase for the current quarter was primarily due to a termination charge for the legacy core system of $508 thousand and an expense of $815 thousand for a reimbursement for an SBA loan guarantee previously paid by the SBA on a loan originated in 2014 that subsequently defaulted and was ultimately determined to be ineligible for the SBA guaranty. The Company retained the legal services of a law firm specializing on matters equivalent to our recovery demand for SBA to reconsider all the evidences in order for us to recoup it ranging from partial to full amount.

Balance Sheet (Unaudited)
Total assets were $2.85 billion at March 31, 2024, an increase of $64.8 million, or 2.3%, from $2.79 billion at December 31, 2023, and an increase of $353.8 million, or 14.1%, from $2.50 billion at March 31, 2023. The increase for the current quarter was primarily due to increases in loans held-for-investment.
Loans
The following table presents a composition of total loans (includes both loans held-for-sale and loans held-for-investment) as of the dates indicated:

($ in thousands)	3/31/2024	12/31/2023	% Change	3/31/2023	% Change
Commercial real estate:
Commercial property	$874,300	$855,270	2.2%	$780,282	12.0%
Business property	578,903	558,772	3.6%	521,965	10.9%
Multifamily	131,742	132,500	(0.6)%	127,012	3.7%
Construction	29,212	24,843	17.6%	15,930	83.4%
Total commercial real estate	1,614,157	1,571,385	2.7%	1,445,189	11.7%
Commercial and industrial	371,934	342,002	8.8%	267,674	39.0%
Consumer:
Residential mortgage	389,888	389,420	0.1%	356,967	9.2%
Other consumer	21,985	20,645	6.5%	22,612	(2.8)%
Total consumer	411,873	410,065	0.4%	379,579	8.5%
Loans held-for-investment	2,397,964	2,323,452	3.2%	2,092,442	14.6%
Loans held-for-sale	3,256	5,155	(36.8)%	14,352	(77.3)%
Total loans	$2,401,220	$2,328,607	3.1%	$2,106,794	14.0%

SBA loans included in:
Loans held-for-investment	$148,316	$145,603	1.9%	$144,106	2.9%
Loans held-for-sale	$3,256	$5,155	(36.8)%	$14,352	(77.3)%

The increase in loans held-for-investment for the current quarter was primarily due to new funding and advances on lines of credit of $468.6 million, partially offset by pay-downs and pay-offs of $393.9 million. The decrease in loans held-for-sale for the current quarter was primarily due to sales of $19.4 million, and pay-downs and pay-offs of $1.6 million, partially offset by new funding of $19.1 million.

The following table presents a composition of off-balance sheet credit exposure as of the dates indicated:

($ in thousands)	3/31/2024	12/31/2023	% Change	3/31/2023	% Change
Commercial property	$8,687	$11,634	(25.3)%	$6,811	27.5%
Business property	10,196	9,899	3.0%	12,307	(17.2)%
Multifamily	1,800	1,800	—%	4,500	(60.0)%
Construction	22,895	23,739	(3.6)%	16,563	38.2%
Commercial and industrial	384,034	351,025	9.4%	279,543	37.4%
Other consumer	992	3,421	(71.0)%	399	148.6%
Total commitments to extend credit	428,604	401,518	6.7%	320,123	33.9%
Letters of credit	6,558	6,583	(0.4)%	5,400	21.4%
Total off-balance sheet credit exposure	$435,162	$408,101	6.6%	$325,523	33.7%

Credit Quality
The following table presents a summary of non-performing loans and assets, and classified assets as of the dates indicated:

($ in thousands)	3/31/2024	12/31/2023	% Change	3/31/2023	% Change
Nonaccrual loans
Commercial real estate:
Commercial property	$932	$958	(2.7)%	$—	NM
Business property	3,455	2,865	20.6%	2,904	19.0%
Total commercial real estate	4,387	3,823	14.8%	2,904	51.1%
Commercial and industrial	111	68	63.2%	11	909.1%
Consumer:
Residential mortgage	436	—	NM	—	NM
Other consumer	6	25	(76.0)%	45	(86.7)%
Total consumer	442	25	1,668.0%	45	882.2%
Total nonaccrual loans held-for-investment	4,940	3,916	26.1%	2,960	66.9%
Loans past due 90 days or more and still accruing	—	—	—%	—	—%
Non-performing loans (“NPLs”)	4,940	3,916	26.1%	2,960	66.9%
Other real estate owned (“OREO”)	—	2,558	(100.0)%	—	—%
Non-performing assets (“NPAs”)	$4,940	$6,474	(23.7)%	$2,960	66.9%
Loans past due and still accruing
Past due 30 to 59 days	$3,412	$1,394	144.8%	$779	338.0%
Past due 60 to 89 days	1,103	34	3,144.1%	13	8,384.6%
Past due 90 days or more	—	—	—%	—	—%
Total loans past due and still accruing	$4,515	$1,428	216.2%	$792	470.1%
Special mention loans	$1,101	$5,156	(78.6)%	$5,527	(80.1)%
Classified assets
Classified loans held-for-investment	$7,771	$7,000	11.0%	$6,060	28.2%
OREO	—	2,558	(100.0)%	—	—%
Classified assets	$7,771	$9,558	(18.7)%	$6,060	28.2%
NPLs to loans held-for-investment	0.21%	0.17%		0.14%
NPAs to total assets	0.17%	0.23%		0.12%
Classified assets to total assets	0.27%	0.34%		0.24%

During the previous quarter, the Company recognized an OREO of $2.6 million by transferring a SBA 7(a) loan, of which its guaranteed portion was previously sold. The Company’s exposure was 25% of the OREO and the SBA was entitled to 75% of the sale price upon the sale of property. The Company sold the property and recognized a gain of $13 thousand during the current quarter.
Allowance for Credit Losses
The following table presents activities in ACL for the periods indicated:

	Three Months Ended
($ in thousands)	3/31/2024	12/31/2023	% Change	3/31/2023	% Change
ACL on loans
Balance at beginning of period	$27,533	$25,599	7.6%	$24,942	10.4%
Impact of ASC 326 adoption	—	—	NM	1,067	NM
Charge-offs	(185)	(13)	1,323.1%	—	NM
Recoveries	62	12	416.7%	1,102	(94.4)%
Provision (reversal) for credit losses on loans	922	1,935	(52.4)%	(2,417)	NM
Balance at end of period	$28,332	$27,533	2.9%	$24,694	14.7%
Percentage to loans held-for-investment at end of period	1.18%	1.19%		1.18%
ACL on off-balance sheet credit exposure
Balance at beginning of period	$1,277	$1,514	(15.7)%	$299	327.1%
Impact of ASC 326 adoption	—	—	NM	1,607	NM
Provision (reversal) for credit losses on off-balance sheet credit exposure	168	(237)	NM	(361)	NM
Balance at end of period	$1,445	$1,277	13.2%	$1,545	(6.5)%

On January 1, 2023, the Company adopted the provisions of ASC 326 through the application of the modified retrospective transition approach. The initial adjustment to the ACL reflects the expected lifetime credit losses associated with the composition of financial assets within the scope of ASC 326 as of January 1, 2023, as well as management’s current expectation of future economic conditions. The Company recorded a net decrease of $1.9 million to the beginning balance of retained earnings as of January 1, 2023 for the cumulative effect adjustment, reflecting an initial adjustment to the ACL on loans of $1.1 million and the ACL on off-balance sheet credit exposures of $1.6 million, net of related deferred tax assets arising from temporary differences of $788 thousand.
Investment Securities
Total investment securities were $138.2 million at March 31, 2024, a decrease of $5.2 million, or 3.6%, from $143.3 million at December 31, 2023, and a decrease of $6.5 million, or 4.5%, from $144.7 million at March 31, 2023. The decrease for the current quarter was primarily due to a fair value decrease of $1.6 million, principal pay-downs of $3.5 million and net premium amortization of $41 thousand.
Deposits
The following table presents the Company’s deposit mix as of the dates indicated:

	3/31/2024		12/31/2023		3/31/2023
($ in thousands)	Amount	% to Total	Amount	% to Total	Amount	% to Total
Noninterest-bearing demand deposits	$538,380	22.4%	$594,673	25.3%	$653,970	30.5%
Interest-bearing deposits
Savings	6,153	0.3%	6,846	0.3%	7,584	0.4%
NOW	16,232	0.7%	16,825	0.7%	15,696	0.7%
Retail money market accounts	461,221	19.0%	397,531	16.8%	436,906	20.3%
Brokered money market accounts	1	0.1%	1	0.1%	1	0.1%
Retail time deposits of
$250,000 or less	471,528	19.6%	456,293	19.4%	356,049	16.6%
More than $250,000	549,550	22.9%	515,702	21.9%	454,464	21.3%
State and brokered time deposits	359,775	15.0%	363,741	15.5%	217,019	10.1%
Total interest-bearing deposits	1,864,460	77.6%	1,756,939	74.7%	1,487,719	69.5%
Total deposits	$2,402,840	100.0%	$2,351,612	100.0%	$2,141,689	100.0%

Estimated total deposits not covered by deposit insurance	$1,017,696	42.4%	$947,294	40.3%	$1,019,689	47.6%

Total retail deposits were $2.04 billion at March 31, 2024, an increase of $55.2 million, or 2.8%, from $1.99 billion at December 31, 2023, and an increase of $118.4 million, or 6.2%, from $1.92 billion at March 31, 2023.
The decrease in noninterest-bearing demand deposits was primarily due to strong deposit market competition and the migration to interest-bearing deposits. To retain existing and attract new customers, the Bank offers competitive rates on deposit products.
The increase in retail time deposits for the current quarter was primarily due to new accounts of $123.2 million, renewals of the matured accounts of $259.1 million and balance increases of $8.7 million, partially offset by matured and closed accounts of $341.9 million.
Liquidity
The following table presents a summary of the Company’s liquidity position as of March 31, 2024:

($ in thousands)	3/31/2024	12/31/2023	% Change
Cash and cash equivalents	$239,791	$242,342	(1.1)%
Cash and cash equivalents to total assets	8.4%	8.7%

Available borrowing capacity
FHLB advances	$642,726	$602,976	6.6%
Federal Reserve Discount Window	574,245	528,893	8.6%
Overnight federal funds lines	65,000	65,000	—%
Total	$1,281,971	$1,196,869	7.1%
Total available borrowing capacity to total assets	44.9%	42.9%

Shareholders’ Equity
Shareholders’ equity was $350.0 million at March 31, 2024, an increase of $1.1 million, or 0.3%, from $348.9 million at December 31, 2023, and an increase of $13.2 million, or 3.9%, from $336.8 million at March 31, 2023. The increase for the current quarter was primarily due to net income, partially offset by an increase in other comprehensive loss of $1.2 million and cash dividends declared on common stock of $2.6 million.
Stock Repurchases
In 2023, the Company repurchased and retired 512,657 shares of common stock at a weighted-average price of $17.22, totaling $8.8 million. The Company did not repurchase any shares of common stock during the current quarter. As of March 31, 2024, the Company is authorized to purchase 592,724 additional shares under the 2023 stock repurchase program, which expires on August 2, 2024.
Preferred Stock Under the Emergency Capital Investment Program
On May 24, 2022, the Company issued 69,141 shares of Senior Non-Cumulative Perpetual Preferred Stock, Series C, liquidation preference of $1,000 per share (“Series C Preferred Stock”) for the capital investment of $69.1 million from the U.S. Treasury under the Emergency Capital Investment Program (“ECIP”). The ECIP investment is treated as tier 1 capital for regulatory capital purposes.
The Series C Preferred Stock bears no dividend for the first 24 months following the investment date. Thereafter, the dividend rate will be adjusted based on the lending growth criteria listed in the terms of the ECIP investment with an annual dividend rate of up to 2%. After the tenth anniversary of the investment date, the dividend rate will be fixed based on the average annual amount of lending in years 2 through 10.
The Company expects to pay the initial quarterly dividend at an annualized dividend rate of 2% beginning in the second quarter of 2024.
Capital Ratios
Based on the Federal Reserve’s Small Bank Holding Company policy, the Company is not currently subject to consolidated minimum capital measurements. At such time as the Company reaches the $3 billion asset level, it will be subject to consolidated capital requirements independent of the Bank. For comparison purposes, the Company’s capital ratios are included in following table, which presents capital ratios for the Company and the Bank as of the dates indicated:

	3/31/2024	12/31/2023	3/31/2023	Well Capitalized Requirements
PCB Bancorp
Common tier 1 capital (to risk-weighted assets)	11.88%	12.23%	13.09%	N/A
Total capital (to risk-weighted assets)	15.93%	16.39%	17.61%	N/A
Tier 1 capital (to risk-weighted assets)	14.71%	15.16%	16.37%	N/A
Tier 1 capital (to average assets)	12.73%	13.43%	13.90%	N/A
PCB Bank
Common tier 1 capital (to risk-weighted assets)	14.37%	14.85%	16.03%	6.5%
Total capital (to risk-weighted assets)	15.59%	16.07%	17.27%	10.0%
Tier 1 capital (to risk-weighted assets)	14.37%	14.85%	16.03%	8.0%
Tier 1 capital (to average assets)	12.44%	13.16%	13.62%	5.0%

About PCB Bancorp
PCB Bancorp is the bank holding company for PCB Bank, a California state chartered bank, offering a full suite of commercial banking services to small to medium-sized businesses, individuals and professionals, primarily in Southern California, and predominantly in Korean-American and other minority communities.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phases of similar meaning. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control, including but not limited to the health of the national and local economies including the impact to the Company and its customers resulting from changes to, and the level of, inflation and interest rates; the Company’s ability to maintain and grow its deposit base; loan demand and continued portfolio performance; the impact of adverse developments at other banks, including bank failures, that impact general sentiment regarding the stability and liquidity of banks that could affect the Company’s liquidity, financial performance and stock price; changes to valuations of the Company’s assets and liabilities including the allowance for credit losses, earning assets, and intangible assets; changes to the availability of liquidity sources including borrowing lines and the ability to pledge or sell certain assets; the Company's ability to attract and retain skilled employees; customers' service expectations; cyber security risks; the Company's ability to successfully deploy new technology; acquisitions and branch and loan production office expansions; operational risks including the ability to detect and prevent errors and fraud; the effectiveness of the Company’s enterprise risk management framework; costs related to litigation; changes in laws, rules, regulations, or interpretations to which the Company is subject; the effects of severe weather events, pandemics, other public health crises, acts of war or terrorism, and other external events on our business. These and other important factors are detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and other filings the Company makes with the SEC, which are available at the SEC’s Internet site (http://www.sec.gov) or from the Company without charge. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.
Contact:
Timothy Chang
Executive Vice President & Chief Financial Officer
213-210-2000

PCB Bancorp and Subsidiary
Consolidated Balance Sheets (Unaudited)
($ in thousands, except share and per share data)

	3/31/2024	12/31/2023	% Change	3/31/2023	% Change
Assets
Cash and due from banks	$29,432	$26,518	11.0%	$25,801	14.1%
Interest-bearing deposits in other financial institutions	210,359	215,824	(2.5)%	164,718	27.7%
Total cash and cash equivalents	239,791	242,342	(1.1)%	190,519	25.9%
Securities available-for-sale, at fair value	138,170	143,323	(3.6)%	144,665	(4.5)%
Loans held-for-sale	3,256	5,155	(36.8)%	14,352	(77.3)%
Loans held-for-investment	2,397,964	2,323,452	3.2%	2,092,442	14.6%
Allowance for credit losses on loans	(28,332)	(27,533)	2.9%	(24,694)	14.7%
Net loans held-for-investment	2,369,632	2,295,919	3.2%	2,067,748	14.6%
Premises and equipment, net	8,892	5,999	48.2%	6,473	37.4%
Federal Home Loan Bank and other bank stock	12,716	12,716	—%	10,183	24.9%
Other real estate owned, net	—	2,558	(100.0)%	—	—%
Bank-owned life insurance	31,045	30,817	0.7%	30,244	2.6%
Deferred tax assets, net	—	—	—%	3,753	(100.0)%
Servicing assets	6,544	6,666	(1.8)%	7,345	(10.9)%
Operating lease assets	18,255	18,913	(3.5)%	5,854	211.8%
Accrued interest receivable	10,394	9,468	9.8%	7,998	30.0%
Other assets	15,597	15,630	(0.2)%	11,390	36.9%
Total assets	$2,854,292	$2,789,506	2.3%	$2,500,524	14.1%
Liabilities
Deposits
Noninterest-bearing demand	$538,380	$594,673	(9.5)%	$653,970	(17.7)%
Savings, NOW and money market accounts	483,607	421,203	14.8%	460,187	5.1%
Time deposits of $250,000 or less	771,303	760,034	1.5%	513,068	50.3%
Time deposits of more than $250,000	609,550	575,702	5.9%	514,464	18.5%
Total deposits	2,402,840	2,351,612	2.2%	2,141,689	12.2%
Federal Home Loan Bank advances	50,000	39,000	28.2%	—	NM
Deferred tax liabilities, net	266	876	(69.6)%	—	NM
Operating lease liabilities	19,555	20,137	(2.9)%	6,238	213.5%
Accrued interest payable and other liabilities	31,626	29,009	9.0%	15,767	100.6%
Total liabilities	2,504,287	2,440,634	2.6%	2,163,694	15.7%
Commitments and contingent liabilities
Shareholders’ equity
Preferred stock	69,141	69,141	—%	69,141	—%
Common stock	142,734	142,563	0.1%	143,356	(0.4)%
Retained earnings	148,209	146,092	1.4%	133,415	11.1%
Accumulated other comprehensive loss, net	(10,079)	(8,924)	12.9%	(9,082)	11.0%
Total shareholders’ equity	350,005	348,872	0.3%	336,830	3.9%
Total liabilities and shareholders’ equity	$2,854,292	$2,789,506	2.3%	$2,500,524	14.1%

Outstanding common shares	14,263,791	14,260,440		14,297,870
Book value per common share (1)	$24.54	$24.46		$23.56
TCE per common share (2)	$19.69	$19.62		$18.72
Total loan to total deposit ratio	99.93%	99.02%		98.37%
Noninterest-bearing deposits to total deposits	22.41%	25.29%		30.54%

(1)The ratios are calculated by dividing total shareholders’ equity by the number of outstanding common shares. The Company did not have any intangible equity components for the presented periods.
(2)Non-GAAP. See “Non-GAAP Measures” for reconciliation of this measure to its most comparable GAAP measure.

PCB Bancorp and Subsidiary
Consolidated Statements of Income (Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended
	3/31/2024	12/31/2023	% Change	3/31/2023	% Change
Interest and dividend income
Loans, including fees	$39,251	$37,189	5.5%	$31,229	25.7%
Investment securities	1,246	1,271	(2.0)%	1,102	13.1%
Other interest-earning assets	3,058	2,491	22.8%	2,205	38.7%
Total interest income	43,555	40,951	6.4%	34,536	26.1%
Interest expense
Deposits	21,967	18,728	17.3%	11,913	84.4%
Other borrowings	589	299	97.0%	209	181.8%
Total interest expense	22,556	19,027	18.5%	12,122	86.1%
Net interest income	20,999	21,924	(4.2)%	22,414	(6.3)%
Provision (reversal) for credit losses	1,090	1,698	(35.8)%	(2,778)	NM
Net interest income after provision (reversal) for credit losses	19,909	20,226	(1.6)%	25,192	(21.0)%
Noninterest income
Gain on sale of loans	1,078	803	34.2%	1,309	(17.6)%
Service charges and fees on deposits	378	391	(3.3)%	344	9.9%
Loan servicing income	919	751	22.4%	860	6.9%
Bank-owned life insurance income	228	202	12.9%	180	26.7%
Other income	342	356	(3.9)%	328	4.3%
Total noninterest income	2,945	2,503	17.7%	3,021	(2.5)%
Noninterest expense
Salaries and employee benefits	9,218	8,397	9.8%	8,928	3.2%
Occupancy and equipment	2,358	2,145	9.9%	1,896	24.4%
Professional fees	1,084	898	20.7%	732	48.1%
Marketing and business promotion	319	772	(58.7)%	372	(14.2)%
Data processing	402	393	2.3%	412	(2.4)%
Director fees and expenses	232	207	12.1%	180	28.9%
Regulatory assessments	298	285	4.6%	155	92.3%
Other expense	2,441	1,372	77.9%	1,079	126.2%
Total noninterest expense	16,352	14,469	13.0%	13,754	18.9%
Income before income taxes	6,502	8,260	(21.3)%	14,459	(55.0)%
Income tax expense	1,817	2,352	(22.7)%	4,162	(56.3)%
Net income	$4,685	$5,908	(20.7)%	$10,297	(54.5)%

Earnings per common share
Basic	$0.33	$0.41		$0.71
Diluted	$0.33	$0.41		$0.70
Average common shares
Basic	14,235,419	14,223,831		14,419,155
Diluted	14,330,204	14,316,581		14,574,929

Dividend paid per common share	$0.18	$0.18		$0.15
Return on average assets (1)	0.67%	0.89%		1.69%
Return on average shareholders’ equity (1)	5.39%	6.82%		12.46%
Return on average TCE (1), (2)	6.72%	8.54%		15.70%
Efficiency ratio (3)	68.29%	59.23%		54.08%

(1)Ratios are presented on an annualized basis.
(2)Non-GAAP. See “Non-GAAP Measures” for reconciliation of this measure to its most comparable GAAP measure.
(3)The ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

PCB Bancorp and Subsidiary
Average Balance, Average Yield, and Average Rate (Unaudited)
($ in thousands)

	Three Months Ended
	3/31/2024			12/31/2023			3/31/2023
	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)
Assets
Interest-earning assets
Total loans (1)	$2,370,027	$39,251	6.66%	$2,242,457	$37,189	6.58%	$2,072,415	$31,229	6.11%
Mortgage-backed securities	101,852	839	3.31%	100,500	855	3.38%	97,578	683	2.84%
Collateralized mortgage obligation	23,763	254	4.30%	23,970	259	4.29%	26,743	256	3.88%
SBA loan pool securities	7,317	78	4.29%	7,453	81	4.31%	9,027	82	3.68%
Municipal bonds (2)	3,300	28	3.41%	3,110	29	3.70%	4,221	34	3.27%
Corporate bonds	4,227	47	4.47%	4,194	47	4.45%	4,510	47	4.23%
Other interest-earning assets	217,002	3,058	5.67%	175,336	2,491	5.64%	186,809	2,205	4.79%
Total interest-earning assets	2,727,488	43,555	6.42%	2,557,020	40,951	6.35%	2,401,303	34,536	5.83%
Noninterest-earning assets
Cash and due from banks	21,365			23,034			21,155
ACL on loans	(27,577)			(25,663)			(26,757)
Other assets	88,532			87,759			75,175
Total noninterest-earning assets	82,320			85,130			69,573
Total assets	$2,809,808			$2,642,150			$2,470,876
Liabilities and Shareholders’ Equity
Interest-bearing liabilities
Deposits
NOW and money market accounts	$453,801	4,665	4.13%	$450,408	4,418	3.89%	$485,962	3,445	2.87%
Savings	6,196	4	0.26%	6,947	4	0.23%	8,099	5	0.25%
Time deposits	1,367,212	17,298	5.09%	1,192,777	14,306	4.76%	916,751	8,463	3.74%
Total interest-bearing deposits	1,827,209	21,967	4.84%	1,650,132	18,728	4.50%	1,410,812	11,913	3.42%
Other borrowings	42,187	589	5.62%	21,000	299	5.65%	15,811	209	5.36%
Total interest-bearing liabilities	1,869,396	22,556	4.85%	1,671,132	19,027	4.52%	1,426,623	12,122	3.45%
Noninterest-bearing liabilities
Noninterest-bearing demand	542,811			577,894			687,575
Other liabilities	47,957			49,389			21,509
Total noninterest-bearing liabilities	590,768			627,283			709,084
Total liabilities	2,460,164			2,298,415			2,135,707
Total shareholders’ equity	349,644			343,735			335,169
Total liabilities and shareholders’ equity	$2,809,808			$2,642,150			$2,470,876
Net interest income		$20,999			$21,924			$22,414
Net interest spread (3)			1.57%			1.83%			2.38%
Net interest margin (4)			3.10%			3.40%			3.79%
Total deposits	$2,370,020	$21,967	3.73%	$2,228,026	$18,728	3.33%	$2,098,387	$11,913	2.30%
Total funding (5)	$2,412,207	$22,556	3.76%	$2,249,026	$19,027	3.36%	$2,114,198	$12,122	2.33%

(1)Total loans include both loans held-for-sale and loans held-for-investment.
(2)The yield on municipal bonds has not been computed on a tax-equivalent basis.
(3)Net interest spread is calculated by subtracting average rate on interest-bearing liabilities from average yield on interest-earning assets.
(4)Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets.
(5)Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.
(6)Annualized.

PCB Bancorp and Subsidiary
Non-GAAP Measures
($ in thousands)
Return on average tangible common equity, tangible common equity per common share and tangible common equity to total assets ratios
The Company's TCE is calculated by subtracting preferred stock from shareholders’ equity. The Company does not have any intangible assets for the presented periods. Return on average TCE, TCE per common share, and TCE to total assets constitute supplemental financial information determined by methods other than in accordance with GAAP. These non-GAAP measures are used by management in its analysis of the Company's performance. These non-GAAP measures should not be viewed as substitutes for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP measures that may be presented by other companies. The following tables provide reconciliations of the non-GAAP measures with financial measures defined by GAAP.

($ in thousands)		Three Months Ended
		3/31/2024	12/31/2023	3/31/2023
Average total shareholders' equity	(a)	$349,644	$343,735	$335,169
Less: average preferred stock	(b)	69,141	69,141	69,141
Average TCE	(c)=(a)-(b)	$280,503	$274,594	$266,028
Net income	(d)	$4,685	$5,908	$10,297
Return on average shareholder's equity (1)	(d)/(a)	5.39%	6.82%	12.46%
Return on average TCE (1)	(d)/(c)	6.72%	8.54%	15.70%

(1) Annualized.

($ in thousands, except per share data)		3/31/2024	12/31/2023	3/31/2023
Total shareholders' equity	(a)	$350,005	$348,872	$336,830
Less: preferred stock	(b)	69,141	69,141	69,141
TCE	(c)=(a)-(b)	$280,864	$279,731	$267,689
Outstanding common shares	(d)	14,263,791	14,260,440	14,297,870
Book value per common share	(a)/(d)	$24.54	$24.46	$23.56
TCE per common share	(c)/(d)	$19.69	$19.62	$18.72
Total assets	(e)	$2,854,292	$2,789,506	$2,500,524
Total shareholders' equity to total assets	(a)/(e)	12.26%	12.51%	13.47%
TCE to total assets	(c)/(e)	9.84%	10.03%	10.71%